CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated July 24, 2025, relating to the financial statements of Sardis Credit Opportunities Fund, as of July 2,2025, and to the references to our firm under the headings “Independent Registered Public Accounting Firm” in the Prospectus and the Statement of Additional Information.

/s/ Cohen & Company, Ltd

COHEN & COMPANY, LTD.

Cleveland, Ohio

September 23, 2025